EXHIBIT 5.1

Akerman Senterfitt One Southeast Third Avenue 25th Floor Miami, Florida 33131 Tel: 305.374.5600 Fax: 305.374.5095

November 5, 2010

Parlux Fragrances, Inc.

5900 N. Andrews Avenue, Suite 500

Fort Lauderdale, FL 33309

Ladies and Gentlemen:

We have acted as counsel for Parlux Fragrances, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 6,804,000 shares of the Company's common stock (the "Common Stock"), consisting of 570,000 shares of the Common Stock that are currently issued and outstanding (the "Currently Outstanding Shares") and 6,234,000 shares of the Common Stock (the "Warrant Shares" and collectively with the Currently Outstanding Shares, the "Shares") issuable upon the exercise of currently exercisable and outstanding common stock purchase warrants (the "Warrants"). The Shares are being registered for public resale pursuant to a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Currently Outstanding Shares and the Warrants are owned by the selling stockholders named in the Registration Statement (the "Selling Stockholders"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) Certificate of Incorporation of the Company, as amended; (2) Amended and Restated Bylaws of the Company, as amended, (3) resolutions of the Company's board of directors; (4) the Registration Statement and exhibits thereto; (5) the Form of Warrants; and (6) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein.

In making the foregoing examinations we have assumed, without investigation, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as copies, the legal capacity of all natural persons and the authenticity of all documents. As to various questions of fact material to the opinions expressed below, we have relied solely on the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

Parlux Fragrances, Inc.

November 5, 2010

__________________________

Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

(i)

the Currently Outstanding Shares, when sold as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable; and

(ii)

assuming due exercise of the Warrants in accordance with the terms of the Warrants (including full payment of the exercise price), the Warrant Shares, when sold as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the "DGCL"), as in effect on the date hereof, including the statutory provisions, applicable provisions of the Delaware constitution and reported decisions interpreting such laws, and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction. We expressly do not cover in this opinion the application of securities or "blue sky" laws in the various states to the sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

Sincerely,

AKERMAN SENTERFITT

/s/ AKERMAN SENTERFITT